Execution Version

AMENDMENT TO
SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE
    This Amendment to Senior Unsecured Convertible Promissory Note (this “Amendment”), dated as of March 17, 2026, is entered into by and between Serina Therapeutics, Inc., a Delaware corporation (the “Borrower”), and the Lenders (as defined in the Note). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Note. The Borrower and Lenders may be referred to herein individually as a “Party,” or, collectively, as the “Parties.”
RECITALS
A.The Borrower and the Lenders are parties to that certain Senior Unsecured Convertible Promissory Note dated September 9, 2025 (as amended prior to the date hereof, the “Note”).
B.Following the occurrence of Milestone 1, the Borrower borrowed the full amount of the Tranche 1 Loan in the principal amount of $5,000,000 pursuant to the Note.
C.Simultaneously with the execution of this Amendment, the Borrower and certain investors have entered into that certain Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Borrower will issue and sell shares of Common Stock and warrants to purchase Common Stock in one or more closings.
D.In connection with the transactions contemplated by the Purchase Agreement, the Parties desire to amend the Note to eliminate certain economic and structural provisions of the Note that are inconsistent with or superseded by the financing contemplated by the Purchase Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Waiver of Certain Provisions of the Note. Effective upon the consummation of the Tranche A Closing (as defined in the Purchase Agreement), the Borrower and the Lenders hereby irrevocably waive and terminate in their entirety the following provisions and mechanics contained in the Note:
(a)all milestone-based funding mechanics;
(b)all warrant issuance provisions;
(c)all conversion pricing provisions;
(d)all tranche timing requirements;
(e)all provisions relating to the formation, organization, capitalization, or financing of any subsidiary of the Borrower; and
(f)any other economic or structural terms of the Note that are not applicable to the Tranche 1 Loan.

2.Elimination of Certain Rights and Obligations. Following the consummation of the Tranche A Closing, neither the Borrower nor the Lenders shall have any further rights or obligations under the Note relating to:
(a)milestone-based draws or funding conditions;
(b)warrant issuance or warrant pricing;
(c)subsidiary-level conversion mechanics;
(d)prior tranche funding schedules or timing requirements; or
(e)any other economic or structural terms of the Note that are not applicable to the Tranche 1 Loan.
3.Tranche 1 Loan Unaffected. Notwithstanding anything herein to the contrary, all rights and obligations relating to the Tranche 1 Loan in the principal amount of $5,000,000 previously funded under the Note shall remain unchanged and shall remain binding on the Parties in accordance with the terms of the Note, except to the extent expressly modified by this Amendment.
4.Transactions Contemplated by the Purchase Agreement. Notwithstanding anything to the contrary contained in the Note, the Borrower and the Lenders hereby acknowledge and agree that the execution, delivery, and performance by the Borrower of the Purchase Agreement and the other Transaction Documents, and the consummation of the transactions contemplated thereby, including without limitation (i) the issuance and sale of Common Stock, Pre-Funded Warrants and Common Stock Warrants pursuant thereto, (ii) the entry into and performance of the Registration Rights Agreement and the other Transaction Documents (as defined in the Purchase Agreement), (iii) the use of proceeds contemplated by the Purchase Agreement, and (iv) any actions taken in connection with the negotiation, execution or consummation of the foregoing, shall not constitute, and shall not be deemed to constitute, an Event of Default under the Note or a breach of any covenant, restriction or other provision of the Note.
5.Approval Pursuant to Section 26. This Amendment is entered into pursuant to Section 26 (Amendments) of the Note and constitutes a valid and binding amendment thereto.
6.Effectiveness. This Amendment shall be executed simultaneously with the execution of the Purchase Agreement. Section 4 of this Amendment shall become effective upon the execution of this Amendment, and the remaining provisions of this Amendment shall become effective automatically upon the consummation of the Tranche A Closing.
7.Miscellaneous.
(a)Entire Agreement. The Note, as modified by this Amendment, constitutes the entire understanding of the Parties hereto and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby cancelled and terminated.
(b)Effect on Note. Other than as specifically set forth in this Amendment, all other terms and provisions of the Note shall remain unaffected by the terms of this Amendment and shall continue in full force and effect in accordance with their respective terms. Each reference in the Note to the “Note” shall mean the Note as amended by this Amendment. In the event of a conflict or inconsistency between the Note and this Amendment, the provisions of this Amendment shall control.
(c)Successors. All the covenants and provisions of this Amendment by or for the benefit of the Borrower or the Lenders shall bind and inure to the benefit of their respective successors and assigns.
(d)Applicable Law. The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.
(e)Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Amendment by electronic mail or other electronic delivery (including, for the avoidance of doubt, by .PDF, DocuSign, SimplyAgree, email or other electronic transmission) will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

BORROWER:

SERINA THERAPEUTICS, INC.

By:
Steve Ledger
As its Chief Executive Officer

LENDERS:

Gregory Bailey

Jim Mellon

[Signature Page to Amendment to Senior Unsecured Convertible Promissory Note]